EXHIBIT 10.8

EXECUTION VERSION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ASSET PURCHASE AGREEMENT

between

HARRIS FRC ACQUISITION, LP

(as Purchaser)

and

HARRIS FRC CORPORATION

(as Seller)

Dated as of July 7, 2020

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-i-

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER		15

6.1	Organization; Good Standing	15

6.2	Authority; Noncontravention; Consents	15

6.3	Brokers	16

6.4	Litigation, Etc	16

6.5	Solvency	16

6.6	Sufficiency of Funds	17

6.7	Independent Investigation	17

ARTICLE VII CONDUCT AND TRANSACTIONS BEFORE AND AT CLOSING		17

7.1	Conduct of Business Prior to Closing	17

7.2	Access to Information	18

7.3	Efforts to Complete	18

7.4	Supplement to Schedules	18

7.5	Exclusivity	18

7.6	Government Approvals and Consents	19

7.7	Shareholder Meeting	19

ARTICLE VIII CLOSING CONDITIONS		19

8.1	Conditions to the Obligations of Both Parties	19

8.2	Conditions to the Obligations of Purchaser	20

8.3	Conditions to the Obligations of Harris FRC	21

ARTICLE IX INDEMNIFICATION		22

9.1	Indemnification Generally; Etc	22

9.2	Assertion of Claims	23

9.3	Notice and Defense of Third Person Claims	23

9.4	Survival of Representations and Warranties and Covenants	25

9.5	Limitations on Indemnification	26

9.6	[*]	27

ARTICLE X POST-CLOSING COVENANTS		27

10.1	Transfer of Purchased Assets	27

10.2	Publicity	27

10.3	Confidentiality	28

10.4	Consulting Agreement	28

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XI TERMINATION		28

11.1	Termination	28

11.2	Termination Procedures	29

11.3	Effect of Termination	29

ARTICLE XII MISCELLANEOUS PROVISIONS		29

12.1	No Third Party Beneficiaries	29

12.2	Entire Agreement	29

12.3	Successors and Assigns	29

12.4	Amendment; Waiver	30

12.5	Fees and Expenses	30

12.6	Notices	30

12.7	Governing Law; Jurisdiction and Venue; Waiver of Jury Trial	31

12.8	Specific Performance	33

12.9	Interpretation; Construction	33

12.10	Incorporation of Exhibits, Schedules and Annexes	34

12.11	Independence of Covenants and Representations and Warranties	34

12.12	Severability	34

12.13	Counterparts; Electronic Signatures	34

12.14	Conflict Waiver	35

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX, EXHIBITS AND SCHEDULES

ANNEX

Annex I	Certain Definitions

EXHIBITS

Exhibit A	Bill of Sale, Assignment and Assumption Agreement
Exhibit B	Intellectual Property Assignments
Exhibit C	Consulting Agreement
Exhibit D	FIRPTA Certificate

SCHEDULES

Schedule 1.1(f)*	Litigation Agreements
Schedule 1.1(g)*	Assigned Trademarks
Schedule 3.2*	Revenue by Country
Schedule 5.1	Foreign Qualifications
Schedule 5.2(c)	Harris FRC Authority; Noncontravention; Consents
Schedule 5.2(d)*	Capitalization
Schedule 5.4(a)*	Intellectual Property Matters
Schedule 5.4(b)	Intellectual Property Protections
Schedule 5.5(a)	Agreements
Schedule 5.5(b)*	No Defaults
Schedule 5.5(c)*	Royalties
Schedule 5.5(d)*	Correspondence, Reports, Notices, Etc.
Schedule 5.5(e)*	Royalties, Etc., Received and Paid
Schedule 5.6*	Litigation, Etc.
Schedule 5.8	Taxes
Schedule 5.9	Brokers
Schedule 5.11	Absence of Changes
Schedule 5.14(a)*	Business Employees
Schedule 5.14(b)	Employee Benefit Plans
Schedule 6.2	Purchaser Authority; Noncontravention; Consents
*Schedules have been omitted in reliance upon Item 601(a)(5) of Regulation S-K.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Index of Defined Terms

The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

TERM	LOCATION

Affiliate	Annex I
Agreement	12.9(a)
Allocation	3.2(a)
Amendment Agreement	1.1(e)
Another Transaction	Annex I
Assigned Contracts	1.1(f)
Assigned Trademarks	1.1(g)
Assumed Liabilities	2.1
Back Royalties	1.1(j)
Base Purchase Price	3.1(a)
Business	Annex I
Business Day	Annex I
Business Employees	5.14(a)
Cap	9.5(a)(ii)
Cash Payment	3.1(a)
CLM	12.14
Closing	4.1
Closing Date	4.1
Code	Annex I
Confidentiality Agreement	10.3
Confidential Information	10.3
Contemplated Transactions	Annex I
Contract	Annex I
Control	Annex I
Development Agreement	1.1(b)
Employee Benefit Plan	Annex I
Encumbrances	Annex I
Environmental, Health and Safety Laws	Annex I
ERISA	Annex I
ERISA Affiliate	Annex I
Escrow Amount	Annex I
Escrow Agent	Annex I
Escrow Agreement	Annex I
Escrow Income	3.3(b)
Excluded Assets	1.2
Excluded Liabilities	2.2
Expense Reimbursement Amount	Annex I
FDA	Annex I
Fraud	Annex I

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

v

Final Allocation	3.2(a)
Fundamental Documents	Annex I
Fundamental Representations	Annex I
GAAP	Annex I
Governmental Entity	Annex I
Harris FRC	Caption
Harris FRC Indemnified Persons	Annex I
Harris FRC Indemnifying Persons	Annex I
Harris FRC Losses	Annex I
Harris-Paid Q1 RCT Royalties	2.2(b)
Harris-Received Q1 UCB Royalties	1.2
Hazardous Materials	Annex I
HSR Act	Annex I
Indemnification Claim	3.3(b)(i)
Indemnified Persons	Annex I
Indemnifying Persons	Annex I
Independent Accounting Firm	3.2(a)
Intellectual Property Rights	Annex I
Know-How	Annex I
Knowledge	Annex I
Law	Annex I
Liability	Annex I
Litigation Agreements	1.1(f)
Litigation Expense	Annex I
Long-Stop Date	11.1(b)
Losses	Annex I
Material Adverse Change	Annex I
Orders	Annex I
OFAC	5.13
Parties	Caption
Patents	Annex I
Permits	Annex I
Permitted Encumbrances	Annex I
Person	Annex I
Pre-Closing Period	7.1
Proceedings	Annex I
Product	Preamble
Purchase Price	3.1(a)
Purchased Assets	1.1
Purchased Claims	1.1(j)
Purchaser	Caption
Purchaser Indemnified Persons	Annex I
Purchaser Indemnifying Persons	Annex I
Purchaser Losses	Annex I
Qualifying Unilateral Settlement	9.3(f)
Q1 Royalty Adjustment	3.1(b)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-vi-

RCT	1.1(a)
RCT License Agreement	1.1(a)
Related Documents	8.2(d)
Release Date	3.3(b)(iii)
Representatives	Annex I
Requisite Shareholder Approval	Annex I
Schedule Supplement	7.4
Shareholder Claims	Annex I
Shareholder/Purchaser Claim	9.3(b)
Survival Date	9.4(c)
Tax or Taxes	Annex I
Tax Return	Annex I
Taxing Authority	Annex I
Third Person Claim	9.3
Threshold	9.5(a)(i)
Trademark Agreement	1.1(d)
Trademarks	Annex I
Trade Names	Annex I
Transaction Taxes	1.4
Transferred Intellectual Property	1.1(g)
UCB	1.1(b)
UCB License Agreement	1.1(c)
UCBSA	1.1(b)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-vii-

ASSET PURCHASE AGREEMENT, dated as of July 7, 2020, between Harris FRC Acquisition, LP, a Delaware limited partnership (“Purchaser”), and HARRIS FRC CORPORATION, a New Jersey corporation (“Harris FRC,” and, together with Purchaser, the “Parties”).

PREAMBLE

Harris FRC possesses intellectual property and other rights relating to the chemical compound called lacosamide, which is commercially available under the trade name Vimpat (the “Product”), and is engaged in the business of collecting and paying royalties related to those rights and maintaining and enforcing related Contracts.

Purchaser wants to acquire from Harris FRC, and Harris FRC wants to sell to Purchaser, those intellectual property rights to the Product and certain related Contracts and assets on the terms and conditions set out in this Agreement.

Two shareholders of Harris FRC, Mary Ellen Harris and the Marital Trust under the Robert H. Harris Living Trust, have entered into a Support Agreement with Purchaser, dated as of the date of this Agreement, in which each of them agreed to, among other things, vote all of their shares of Harris FRC in favor of the transactions contemplated by this Agreement.

ACCORDINGLY, Harris FRC and Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS; TRANSACTION TAXES

1.1          Transfer of Purchased Assets.

On the terms and subject to the conditions contained in this Agreement, at the Closing, Harris FRC shall sell, transfer, convey and assign to Purchaser, free and clear of all Encumbrances, and Purchaser shall purchase and acquire from Harris FRC, all of Harris FRC’s right, title and interest in, to and under all of the following Contracts, assets, properties, interests in properties and rights, whether tangible or intangible and whether real, personal or mixed, as the same exist immediately before the Closing, but excluding the Excluded Assets (collectively, the “Purchased Assets”):

(a)       the Second Amended and Restated License Agreement, dated December 17, 2010 (as amended, the “RCT License Agreement”), between Harris FRC and Research Corporation Technologies, Inc. (“RCT”);

(b)       the Development Agreement, dated December 20, 1999 (as amended, the “Development Agreement”), between Harris FRC, UCB Pharma GmbH (“UCB”) and UCB, S.A. (“UCBSA”);

(c)       the License Agreement, dated December 20, 1999 (as amended, the “UCB License Agreement”), between Harris FRC, UCB and UCBSA, including the right to receive royalty payments from UCB under the UCB License Agreement in respect of sales of the Product for the period beginning on April 1, 2020;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

(d)       the Trademark License Agreement, dated December 20, 1999 (as amended, the “Trademark Agreement”), between Harris FRC, UCB and UCBSA, including the right to receive royalty payments from UCB under the Trademark License Agreement in respect of sales of the Product for the period beginning on April 1, 2020;

(e)       the Amendment Agreement to the Trademark License Agreement, dated July 15, 2019 (as amended, the “Amendment Agreement”), between Harris FRC, UCBSA and UCB Biopharma SPRL, including the right to receive royalty payments from UCB under the Amendment Agreement in respect of sales of the Product for the period beginning on April 1, 2020;

(f)        all Contracts set out on Schedule 1.1(f) (the “Litigation Agreements” and, together with the RCT License Agreement, the Development Agreement, the UCB License Agreement, the Trademark License Agreement and the Amendment Agreement, the “Assigned Contracts”);

(g)       all rights in and to the Trademarks described in Schedule 1.1(g) (the “Assigned Trademarks”) and all Know-How related to the Product or the Business (collectively, the “Transferred Intellectual Property”);

(h)       all books, records and files related primarily to the Product or the Assigned Contracts, or portion thereof, in the control of Harris FRC, including (i) all data in all databases for all clinical and pre-clinical studies for all drug trials undertaken in connection with the Product, (ii) all Transferred Intellectual Property files, file histories and other technical documents and correspondence, and (iii) all business information, tangible or intangible, to the extent relating to the Product or the Business;

(i)        all goodwill of Harris FRC related to the Assigned Trademarks or other Purchased Assets; and

(j)        all of Harris FRC’s rights, claims, counterclaims, credits, causes of action or rights of set-off against third Persons that relate primarily to the Purchased Assets (“Purchased Claims”), liquidated or unliquidated, including (i) claims for past infringement or misappropriation of the Transferred Intellectual Property and (ii) claims against UCB related to the calculation of royalty payments for any period, including past royalty payments, under the UCB License Agreement (“Back Royalties”).

1.2          Excluded Assets.

Purchaser shall not purchase or acquire from Harris FRC, and Harris FRC shall not sell, transfer, convey or assign to Purchaser, any right, title or interest in, to and under any Contracts, assets, properties, interests in properties or rights (whether real, personal or mixed, tangible or intangible) other than the Purchased Assets, including any royalties or other amounts actually received by Harris FRC before the Closing under any Assigned Contract in respect of sales of the Product for the period ending March 31, 2020 (“Harris-Received Q1 UCB Royalties”), but excluding Back Royalties (collectively, the “Excluded Assets”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3       Further Assurances.

Harris FRC shall, from time to time after the Closing, upon the request of Purchaser, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, documents, instruments, deeds, assignments, transfers, conveyances or assurances as Purchaser may reasonably request to carry out the provisions of this Agreement and to complete the Contemplated Transactions, including to transfer, assign, convey and grant to, and confirm ownership in, Purchaser, or to aid and assist in the reducing to possession by Purchaser of the Purchased Assets, or to vest in Purchaser good and marketable title to the Purchased Assets. If any of the Purchased Assets are not by their respective terms assignable, Harris FRC shall use its reasonable best efforts to obtain, or cause to be obtained, prior to the Closing, any written consents necessary to convey to Purchaser the benefit thereof. To the extent that any such consents cannot be obtained prior to the Closing, the assignment of the affected Purchased Assets shall not occur at Closing but shall be deferred until Harris FRC and Purchaser have obtained the required consent. Harris FRC will continue to use its reasonable best efforts after the Closing to take such actions as may be possible without violation or breach of any such non-assignable Purchased Assets to effectively provide Purchaser with the economic benefits of those non-assignable Purchased Assets. Once any such consent has been obtained, Harris FRC shall assign the Purchased Asset(s) to which that consent relates for no additional consideration.

1.4       Transaction Taxes.

Purchaser shall pay any sales, use, transfer, value added, license, documentary, recording, stamp or similar Taxes imposed (other than income or similar Taxes) on the sale, transfer or conveyance of the Purchased Assets to Purchaser (the “Transaction Taxes”). Harris FRC and Purchaser shall coordinate with each other on the filing of any forms required in connection with any Transaction Taxes. Harris FRC shall cooperate with Purchaser to minimize the amount of any Transaction Taxes imposed in connection with the sale of the Purchased Assets to Purchaser.

1.5       Defined Terms.

Certain capitalized terms used in this Agreement are defined in Annex I attached hereto.

ARTICLE II

LIABILITIES

2.1       Liabilities Being Assumed.

On the terms and subject to the conditions contained in this Agreement, effective as of the Closing, and from and after the Closing, except as otherwise set out in this Section 2.1, Purchaser shall pay or assume, perform and discharge when due, the following Liabilities of Harris FRC (collectively, the “Assumed Liabilities”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)       all Liabilities relating to or arising out of the ownership of the Transferred Intellectual Property accruing after the Closing Date;

(b)       all Liabilities accruing after the Closing Date under each Assigned Contract in accordance with the provisions of that Assigned Contract, and all Liabilities (regardless of when accruing) to pay royalties to RCT under the RCT License Agreement in accordance with the provisions of the RCT License Agreement in respect of sales of the Product for any period beginning on or after April 1, 2020;

(c)       any Liabilities, including royalty payments that may become due to RCT under the RCT License Agreement, arising in respect of any Purchased Claims;

(d)       any Liabilities accruing after the Closing Date arising out of any claim, irrespective of the legal theory asserted, related to (i) the Assigned Contracts or (ii) the ownership, licensing, possession or use by or on behalf of Purchaser of the Purchased Assets from and after the Closing, including claims for infringement of Intellectual Property Rights; and

(e)       any Liabilities accruing after the Closing Date related to Taxes payable in connection with the ownership, licensing, possession, enjoyment or use of the Purchased Assets by Purchaser after the Closing.

2.2       Liabilities Not Being Assumed.

Purchaser is not assuming and shall not be obligated to pay, perform and discharge when due or satisfy, and Harris FRC shall retain and remain responsible for, any Liabilities of Harris FRC other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including the following:

(a)       any Liabilities relating to or arising out of the ownership of the Transferred Intellectual Property accruing on or before the Closing Date;

(b)       any Liabilities accruing under any Assigned Contract on or before the Closing Date, including all royalties and other amounts actually paid by Harris FRC to RCT before the Closing under the RCT License Agreement in respect of sales of the Product for the period beginning on January 1, 2020 and ending on March 31, 2020 (“Harris-Paid Q1 RCT Royalties”) but excluding all Liabilities to pay royalties to RCT under the RCT License Agreement in respect of sales of the Product for any period beginning on or after April 1, 2020 or in respect of Back Royalties;

(c)       any Liabilities arising out of any claim, irrespective of the legal theory asserted, related to (i) the Assigned Contracts or (ii) the ownership, licensing, possession or use of the Purchased Assets by or on behalf of Harris FRC, including claims for infringement of Intellectual Property Rights, in each case, on or before the Closing Date, but excluding all Liabilities to pay royalties to RCT under the RCT License Agreement in respect of sales of the Product for any period beginning on or after April 1, 2020 with respect of Back Royalties;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)       (i) all Taxes of Harris FRC and (ii) all Taxes of any other Person for which Harris FRC may be liable (A) as a result of being a member of any affiliated, consolidated, combined, unitary or similar Tax group at any time prior to the Closing or (B) as a transferee or successor, by operation of Law or otherwise, as a result of a merger, reorganization or other transaction occurring prior to the Closing or any Contract entered into prior to the Closing. For the avoidance of doubt, Excluded Liabilities shall include any Tax for which Purchaser may become liable as a result of the Parties’ failure to comply with any bulk sales, successor or transferee liability or similar provisions relating to Taxes in connection with the purchase of the Purchased Assets;

(e)       any Liabilities with respect to any Employee Benefit Plan that Harris FRC or any Affiliate of Harris FRC maintains, contributes to, has an obligation to contribute to or otherwise has any Liability with respect thereto;

(f)       any Liabilities relating to or arising out of the employment or service with Harris FRC, or termination of employment or service with Harris FRC, of any employee, former employee, director, officer, consultant or advisor of the Harris FRC;

(g)	any Liabilities relating to Excluded Assets; and

(h)	any Liabilities arising out of, related to or in connection with any Shareholder Claims.

ARTICLE III

PURCHASE PRICE

3.1           Purchase Price.

(a)      The purchase price for the Purchased Assets is [*], less the Q1 Royalty Adjustment (the “Base Purchase Price”), plus the assumption by Purchaser of the Assumed Liabilities (collectively, the “Purchase Price”). At the Closing, Purchaser shall pay to Harris FRC an amount (the “Cash Payment”) equal to (i) the Base Purchase Price, less (ii) the Escrow Amount, less (iii) the Expense Reimbursement Amount, by wire transfer of immediately available United States dollars to an account designated by Harris FRC.

(b)      The “Q1 Royalty Adjustment” means an amount equal to the Harris-Received Q1 UCB Royalties less the Harris-Paid Q1 RCT Royalties.

3.2          Allocation of Purchase Price.

(a)      The Purchase Price (and other items treated as consideration for the Purchased Assets for U.S. federal income Tax purposes) shall be allocated in accordance with the requirements of Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation”). Purchaser shall prepare and deliver a draft purchase price allocation to Harris FRC within 180 days after the Closing Date, which shall be subject to the consent of Harris FRC and which shall, to the extent relevant and consistent with applicable Law, be consistent with the revenue by country information attached hereto as Schedule 3.2. The Parties shall cooperate to resolve any disagreements regarding the Allocation within 60 days after delivery of that draft. Any disagreement the Parties are unable to resolve within such 60-day period, shall be resolved by PricewaterhouseCoopers (the “Independent Accounting Firm”). The Allocation, as finalized by agreement of the Parties or by the Independent Accounting Firm, is called the “Final Allocation.” Unless otherwise required by Law, none of the Parties or any of their Affiliates shall take any position inconsistent with the Final Allocation on any Tax Return (including IRS Form 8594) or for any other U.S. federal, state, local or non-U.S. income Tax purpose.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)      All indemnification payments made under Article IX shall be treated by the Parties and their respective Affiliates as an adjustment to the Purchase Price for all applicable income tax purposes, unless otherwise required by applicable Law.

(c)      Purchaser shall be entitled to deduct and withhold from the Purchase Price or any other amounts payable to Harris FRC hereunder, any amounts required to be deducted and withheld under the Code or any provisions of applicable U.S. state, local or non-U.S. Tax Law. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to Harris FRC.

3.3          Escrow.

(a)      At the Closing, Purchaser shall deposit the Escrow Amount with the Escrow Agent to be held in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Amount shall be available to satisfy Harris FRC’s indemnification obligations pursuant to and in accordance with the provisions of Article IX and this Section 3.3.

(b)      The interest and proceeds earned on the Escrow Amount are called the “Escrow Income,” and shall accrue to and become part of the Escrow Amount. The Escrow Agent shall pay the Escrow Amount as follows:

(i)      from time to time, to the Purchaser upon joint instructions of the Purchaser and Harris FRC, for indemnification under Article IX (each claim by a Purchaser Indemnified Person for indemnification, an “Indemnification Claim”);

(ii)      annually, within 60 days after the end of each calendar year, to Harris FRC, an amount equal to 40% of the Escrow Income that constitutes taxable income for United States Federal income Tax purposes for that calendar year;

(iii)      on the date that is 12 months after the Closing Date (the “Release Date”), to Harris FRC, an amount, if greater than zero, equal to any remaining balance of the Escrow Amount minus the amount of any Indemnification Claim that has been asserted by the Purchaser but not satisfied; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)      from time to time after the Release Date, to the Purchaser or Harris FRC as any Indemnification Claims that were unsatisfied on the Release Date are resolved.

(c)      The Escrow Income that constitutes taxable income for United States federal income and applicable state, local and non-U.S. income Tax purposes and any losses on the Escrow Amount shall be allocated to Harris FRC.

(d)      Harris FRC and the Purchaser shall provide instructions to the Escrow Agent to implement the provisions of this Section 3.3, including instructions (i) to pay to a Purchaser Indemnified Person the amount of any Indemnification Claim within 5 days after the claim is accepted, no longer disputed, settled or resolved and (ii) to pay to Harris FRC within 5 days after the Release Date the remaining balance of the Escrow Amount minus the amount of any Indemnification Claim that has been asserted by the Purchaser but not satisfied.

(e)      Any payments from the Escrow Amount to the Purchaser under this Section 3.3 shall be treated by the Parties and their respective Affiliates as an adjustment to the Purchase Price for all applicable income Tax purposes, unless otherwise required by applicable Law.

ARTICLE IV

CLOSING

4.1       Closing.

The closing of the sale of the Purchased Assets to Purchaser, and the Contemplated Transactions (the “Closing”), shall take place remotely on a date to be specified by the Parties, which date shall be no later than four Business Days after the date on which all closing conditions set out in Article VIII have been satisfied or waived (other than those conditions that by their nature will be satisfied at the Closing, but subject to their satisfaction), or on such other date to which Harris FRC and Purchaser mutually agree (the “Closing Date”). The Closing will be deemed to occur as of midnight at the end of the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HARRIS FRC

Harris FRC hereby represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

5.1       Organization; Good Standing; Qualification and Power.

Harris FRC is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey and has all requisite corporate power and authority to own the Purchased Assets and to carry on the Business as now being conducted. Harris FRC is duly licensed or qualified to transact business and in good standing to do business in each jurisdiction in which the nature of its operations related to the Purchased Assets, including its ownership of any of the Purchased Assets, makes that licensing or qualification necessary, except to the extent that its failure to be so licensed or qualified would not reasonably be expected to result in a Material Adverse Change. Each jurisdiction in which Harris FRC is licensed or qualified to transact business is set out on Schedule 5.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2          Authority; Noncontravention; Consents; Capitalization.

(a)      Harris FRC has all requisite corporate power and authority to enter into this Agreement and each Related Document to which it is a party, to perform its obligations hereunder and thereunder and to complete the Contemplated Transactions. Subject to receipt of the Requisite Shareholder Approval, Harris FRC has complied with and has fully satisfied all requirements under applicable Law, including the New Jersey Business Corporation Act, with respect to the approval of and authorization to enter into this Agreement and the Related Documents and to complete the Contemplated Transactions. The execution and delivery by Harris FRC of this Agreement and each Related Document to which Harris FRC is a party, and, subject to receipt of the Requisite Shareholder Approval, the performance by Harris FRC of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action on the part of Harris FRC. This Agreement and each Related Document to which Harris FRC is a party have been duly and validly executed and delivered by Harris FRC and, assuming due authorization, execution and delivery by Purchaser, are the valid and binding obligations of Harris FRC, enforceable against Harris FRC in accordance with their terms.

(b)      Neither the execution and delivery by Harris FRC of this Agreement and each Related Document to which Harris FRC is a party, nor the performance by Harris FRC of any of its obligations hereunder and thereunder, nor the completion of the Contemplated Transactions, with or without the giving of notice or lapse of time or both, (i) conflicts with, violates, constitutes a breach or default under, gives rise to a right of termination, amendment, cancellation, acceleration of any material obligation contained in or imposition of additional obligations or the loss of any material benefit under, or results in the creation of any Encumbrance upon any of the Purchased Assets under, any term, condition or provision of (A) Harris FRC’s Fundamental Documents or (B) any Assigned Contract, or (ii) violates in any material respect any Laws applicable to Harris FRC or any of the Purchased Assets.

(c)      Except as set out on Schedule 5.2(c), no (i) consent, (ii) approval, (iii) Order or authorization of, (iv) registration, declaration or filing with, or (v) notification to any Governmental Entity or any other Person is required in connection with the execution and delivery by Harris FRC of this Agreement or the Related Documents to which Harris FRC is a party, the performance by it of its obligations hereunder or thereunder or the completion of the Contemplated Transactions. The approval of Harris FRC’s board of directors, which has already been obtained, and the affirmative vote of a majority of the shares of Harris FRC is all that is required under the New Jersey Business Corporation Act to approve the Contemplated Transaction.

(d)      Schedule 5.2(d) sets out the capitalization of Harris FRC, and the Persons listed on that schedule are the record owners of those shares, and all of those shares were duly authorized and are validly issued, fully-paid and non-assessable. Other than the equity interests set out on Schedule 5.2(d), there are no equity interests of Harris FRC issued or outstanding. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capitalization of Harris FRC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3           Title to Purchased Assets; Sufficiency of Assets.

(a)      Harris FRC has good, valid and marketable title to all Purchased Assets free and clear of any Encumbrances, other than Permitted Encumbrances. There are no assets, properties, interests in assets or properties or rights owned or held by any Person other than Harris FRC, including any Affiliate of Harris FRC, that would be Purchased Assets if owned or held by Harris FRC, and no Person other than Harris FRC has any right, title or interest in or to any of the Purchased Assets.

(b)      The Purchased Assets are sufficient, and constitute all of the assets necessary to operate the Business and receive all of the royalty payments and similar economic benefits of the Business, following the Closing in the same manner and to the same extent as Harris FRC received them before Closing, except that the administrative, office and support functions of Harris FRC, including those required to review, determine, administer and enforce the rights and obligations of the Business, are excluded from the scope of the Contemplated Transactions, and, accordingly, Purchaser would have to provide or obtain its own substitutes for those functions in order to operate the Business after the Closing in substantially the same manner as Harris FRC operated the Business before the Closing.

5.4	Transferred Intellectual Property.

(a)	Except in each case as set out on Schedule 5.4(a):

(i)      Harris FRC owns, has the exclusive right to use, sell, license and dispose of, and has the exclusive right to bring actions for the infringement of, the Transferred Intellectual Property;

(ii)      there are no royalties, honoraria, fees or other amounts payable to any Person or claimed by any Person by reason of the ownership, use, license, sale or disposition of the Transferred Intellectual Property;

(iii)      nothing has been done or omitted to be done by Harris FRC or, to the Knowledge of Harris FRC, done by any other Person, that would adversely affect the validity, enforceability or subsistence of any item included in the Transferred Intellectual Property. Harris FRC has enforced a policy requiring each and every employee and contractor to execute proprietary information and confidentiality agreements, and each current and former employee and contractor of Harris FRC that has been involved in the development of the Transferred Intellectual Property has executed such an agreement. To the extent that any employee or third Person has developed any Transferred Intellectual Property for Harris FRC, Harris FRC has a written agreement with that employee or third Person with respect thereto and thereby has obtained ownership of, and is the exclusive owner of, all rights in that Transferred Intellectual Property;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)      to the Knowledge of Harris FRC, no Transferred Intellectual Property infringes any Intellectual Property Rights of any Person;

(v)      Harris FRC has not received from any Person in the past 5 years any written notice, charge, complaint, claim or assertion that the Transferred Intellectual Property or its activities or contemplated activities with respect to the Transferred Intellectual Property infringe or would infringe any Intellectual Property Rights of any Person, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use;

(vi)      Harris FRC has not sent to any Person in the past 5 years, or otherwise communicated to any Person, any written notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Transferred Intellectual Property by that other Person;

(vii)      Harris FRC has not licensed any of the Transferred Intellectual Property to any third Person;

(viii)      other than the Transferred Intellectual Property, Harris FRC does not own or license any Intellectual Property Rights related to the Product; and

(ix)      the Transferred Intellectual Property constitutes all of the Intellectual Property Rights necessary to receive all of the royalty payments and other economic benefits to which Harris FRC is entitled under the Assigned Contracts.

(b)      Schedule 5.4(b) contains a true and complete list of all pending applications, maintenance and renewal filings and other formal actions made or taken by or on behalf of Harris FRC pursuant to any Laws to perfect or protect its interest in the Transferred Intellectual Property, including all trademarks, service marks, copyrights and applications for each of the foregoing.

5.5          Agreements, No Defaults, Etc.

(a)      Except as set out on Schedule 5.5 and other than the Assigned Contracts, Harris FRC is not a party to any material Contract related to the Product or the Purchased Assets, including any Contract related to the Transferred Intellectual Property and any Contract concerning royalties or other economic benefits or obligations related to the Product.

(b)      Except as set out on Schedule 5.5, all Assigned Contracts are in full force and effect, constitute legal, valid and binding obligations of Harris FRC and, to the Knowledge of Harris FRC, the other parties thereto, and are enforceable in accordance with their respective terms against Harris FRC, and to the Knowledge of Harris FRC, each other party thereto. Except as set out on Schedule 5.5, Harris FRC has in all material respects performed all of the obligations required to be performed by it under each such Assigned Contract, and there exists no violation, breach or default by Harris FRC or, to the Knowledge of Harris FRC, any other party, or any event that upon the giving of notice or the passage of time, or both, would give rise to a claim of a violation, breach or default by Harris FRC or, to the Knowledge of Harris FRC, any other party, under any of their respective obligations thereunder, in any material respect. Harris FRC has made available to Purchaser correct and complete copies of all Assigned Contracts.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)      To the Knowledge of Harris FRC, except for the Back Royalties and amounts payable to RCT in connection with the Back Royalties, there are no unpaid royalties or other amounts, in excess of [*], due under any of the Assigned Contracts, nor, with respect to RCT, are there any open discussions or amounts in dispute with respect to amounts payable to RCT, except as set out on Schedule 5.5(c). The Assigned Contracts constitute the only Contracts necessary for Harris FRC (or following the Closing, Purchaser) to realize the full and complete benefit, economic or otherwise, of the Business as currently conducted (excluding, for the avoidance of doubt, any contracts that relate to administrative, office and support functions of Harris FRC that are excluded from the scope of the Contemplated Transactions). Harris FRC is entitled to receive all royalty and other payments pursuant to the explicit terms and conditions set forth in the Assigned Contracts. Except as set out on Schedule 5.5(c), neither Harris FRC nor any of its Affiliates have, in each case, excluding amounts of [*] or less: (i) forgiven, released, delayed, postponed or compromised any payment under any Assigned Contract; (ii) waived, amended, cancelled or terminated any material rights under any Assigned Contract; (iii) exercised any right of rescission, offset, counterclaim or defense under any Assigned Contract; (iv) sold, leased, pledged, licensed, transferred or assigned all or any portion of any Assigned Contract or any benefits, economic or otherwise, thereunder; or (iii) received any advance payments under any Assigned Contract.

(d)      Except as set out on Schedule 5.5(d), Harris FRC has provided Purchaser with copies of all material correspondence, reports (including royalty reports) notices or other material information related to the Purchased Assets and the Business, in each case dated on or after January 1, 2016, including any correspondence sent to Harris FRC from any Governmental Entity or any counterparty to an Assigned Contract relating to compliance matters.

(e)      Schedule 5.5(e) sets forth a true and complete list of (i) royalties and/or other payments received by Harris FRC from UCB by payment date since January 1, 2018 and (ii) each payment made by Harris FRC to RCT since January 1, 2018.

5.6         Litigation, Etc.

Except as set out on Schedule 5.6, there are no (a) Proceedings pending or, to the Knowledge of Harris FRC, threatened against Harris FRC or the Purchased Assets, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (b) Orders of any Governmental Entity or arbitrator naming Harris FRC or the Purchased Assets, including any Proceeding challenging, enjoining or seeking to prevent the performance of this Agreement or the completion of the Contemplated Transactions.

5.7       Compliance.

The Business of Harris FRC is not being, and in the last three years has not been, conducted in violation in any material respect of any Law or Order applicable in any jurisdiction in which Harris FRC operates, including Environmental, Health and Safety Laws. To the Knowledge of Harris FRC, no investigation or review by any Governmental Entity with respect to the Business or the Purchased Assets is pending or threatened, nor has any Governmental Entity notified Harris FRC of its intention to conduct the same.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.8       Taxes.

Except as set out on Schedule 5.8, (a) all material Tax Returns required to have been filed by or on behalf of Harris FRC have been timely (taking into account applicable extensions) filed with the applicable Taxing Authorities, and each of those Tax Returns is true, correct and complete in all material respects, (b) all Taxes due and payable by Harris FRC (including in its capacity as a withholding agent), regardless of whether or not those Taxes are shown as due on those Tax Returns, have been paid and (c) no Tax Return filed by Harris FRC with respect to the Purchased Assets is currently being examined (or subject to any pending or threatened examination) by any Taxing Authority, and there are no outstanding agreements or waivers extending the statute of limitations applicable to any such Tax Return. Harris FRC is a “United States person” within the meaning of Section 7701(a)(30) of the Code. There are no liens for Taxes on the Purchased Assets other than Permitted Encumbrances. Except as set out on Schedule 5.8, none of the amounts payable to Harris FRC pursuant to any Assigned Contract has been subject to any withholding Tax or has been paid net of any withholding Tax, and no such Tax has been asserted to be due by any Taxing Authority. Harris FRC has not been subject to Tax in any non-U.S. jurisdiction as a result of owning or licensing any of the Purchased Assets, and no non-U.S. jurisdiction has asserted otherwise.

5.9       Brokers.

Except as set out on Schedule 5.9, neither Harris FRC nor any of its officers, directors, equity owners or employees nor any other Person acting on its or their behalf has employed or engaged any broker or finder, or incurred any Liability for any brokerage fees, commissions, finders’ fees or similar fees, in connection with the Contemplated Transactions. To the extent that Harris FRC has incurred any Liability for any brokerage fees, commissions, finder’s fees or similar fees in connection with Contemplated Transactions, Harris FRC will be solely responsible for the payment of those commissions or fees.

5.10       Bankruptcy, Etc.

Harris FRC is not involved in any Proceeding by or against it as a debtor before any Governmental Entity under Title 11 of the United States Code or any other insolvency or debtors’ relief Law, whether state, federal or foreign, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of Harris FRC’s property.

5.11       Absence of Changes.

Since January 1, 2020, there has not been any change, event or development which, individually or together with other such events, could reasonably be expected to have a Material Adverse Change on Harris FRC, the Purchased Assets or the Business. Without limiting the foregoing, except as set out on Schedule 5.11, since January 1, 2020, Harris FRC has operated the Business and maintained the Purchased Assets in the ordinary course of business consistent with past practice, and there has not occurred:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        any write-off or write-down, or any determination to write off or write down, any of the Purchased Assets;

(b)        any incurrence of an Encumbrance (other than a Permitted Encumbrance) on any Purchased Asset;

(c)        any (i) amendment of the certificate of incorporation or bylaws of Harris FRC or (ii) recapitalization, reorganization, liquidation or dissolution of Harris FRC;

(d)        any material amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Assigned Contract;

(e)        any transaction, relating to the Product or the Purchased Assets, between Harris FRC, on the one hand, and any officer, director, shareholder or Affiliate of Harris FRC, on the other hand;

(f)        to Harris FRC’s Knowledge, except as set forth in UCB’s report of sales activities and resulting royalty obligations for Q1 2020 regarding Vimpat, dated May 11, 2020, any transaction involving or development affecting the Purchased Assets outside of the ordinary course of business consistent with past practice; or

(g)       any entering into a Contract or committing to do or engage in any of the foregoing.

5.12       Foreign Corrupt Practices Act.

Harris FRC has not (nor has any officer, director, employee, consultant or other Person associated with or acting on behalf of Harris FRC), directly or indirectly, (a) made, offered to make or promised to make any payment or transfer of anything of value, directly or indirectly, to (i) anyone working in an official capacity for any governmental authority, including any employee of any government-owned or controlled entity or public international organization or (ii) any political party, official of a political party or candidate for political office, in order to obtain or retain business, or secure any improper business advantage, except for the payment of fees required by Law to be paid to Governmental Entities, (b) made any unreported political contribution, (c) made or received any payment that was not legal to make or receive, (d) engaged in any transaction or made or received any payment that was not properly recorded on its books, (e) created or used any “off-book” bank or cash account or “slush fund,” or (f) engaged in any conduct constituting a violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, or any Law of similar effect in any jurisdiction, if any, to which that Person is subject.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.13       OFAC and September 24, 2001 Executive Order.

The designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or any similar list maintained by OFAC is not applicable to Harris FRC or any shareholder or other equity owner of Harris FRC. The September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism is not applicable to Harris FRC or any member or other equity owner of Harris FRC.

5.14       Employees.

(a)       Schedule 5.14(a) sets out a true, correct and complete list of the names and titles/positions of the employees of Harris FRC or any Affiliates of Harris FRC (the employees set out on Schedule 5.14(a), collectively, the “Business Employees”).

(b)        Schedule 5.14(b) sets out a true, correct and complete list of each Employee Benefit Plan that covers any Business Employee.

(c)        For purposes of this Section 5.14(c), the term “Harris FRC” shall include any ERISA Affiliate.

(i)        Harris FRC does not sponsor, maintain or contribute to, and has never sponsored, maintained, or contributed to, or had any liability with respect to, any employee benefit plan which (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA; or (ii) is a “multiemployer plan” as defined in Section 3(37) of ERISA. Harris FRC has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability or (B) engaged in any transaction which would give rise to a liability under Section 4069 or Section 4212(c) of ERISA.

(ii)        Other than as required under Section 4980B of the Code or other applicable Law, no Employee Benefit Plan listed on Schedule 5.14(b) provides benefits or coverage of the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

(iii)        As of the Closing Date, Purchaser does not, and shall not, either directly or indirectly, have any obligation or Liability, as a matter of Law or otherwise, with respect to any Employee Benefit Plan that was, or is, sponsored or maintained by Harris FRC or to which Harris FRC contributes or which Harris FRC had, or may have, any Liability, contingent or otherwise, either directly or indirectly through an ERISA Affiliate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.15       No Other Representations and Warranties.

Except for the representations and warranties contained in this Article V (including the related portions of the Schedules), neither Harris FRC nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Harris FRC, including any representation or warranty as to the accuracy or completeness of any information, documents or material regarding the Product and the Purchased Assets furnished or made available to Purchaser and its Representatives in any form (including the Confidential Project Gray Bee Acquisition Opportunity – Small Molecule Drug Royalty System prepared by Imperial Capital, any information, documents, or material made available to Purchaser in any virtual data room maintained by or on behalf of Harris FRC related to the Contemplated Transactions or any management presentations made in expectation of the Contemplated Transactions), or as to the future revenue, profitability, or success of the Product or the Purchased Assets, or any representation or warranty arising from statute or otherwise in Law. All other representations or warranties, including any warranty with respect to merchantability or fitness for any particular purpose, are hereby expressly disclaimed and shall not be deemed to be or to include representations or warranties of Harris FRC and have not been relied upon by Purchaser or any of its Affiliates in executing, delivering and performing this Agreement and the Contemplated Transactions. Except as is otherwise provided in this Agreement, all of the assets and liabilities to be sold, conveyed, assigned, transferred or assumed, as applicable, in accordance with this Agreement, shall be sold, conveyed, assigned, transferred or assumed on an “as is, where is” basis.

5.16       Solvency.

After giving effect to the Contemplated Transactions, Harris FRC will (a) be able to pay its debts as they become due, (b) own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent of Harris FRC or its Affiliates to hinder, delay or defraud either present or future creditors of Harris FRC.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Harris FRC as of the date hereof and as of the Closing Date as follows:

6.1       Organization; Good Standing.

Purchaser is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.

6.2       Authority; Noncontravention; Consents.

(a)        Purchaser has all requisite partnership power and authority to enter into this Agreement and each Related Document to which it is a party, to perform its obligations hereunder and thereunder and to complete the Contemplated Transactions. The execution and delivery by Purchaser of this Agreement and each Related Document to which Purchaser is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary partnership action on the part of Purchaser. This Agreement and each Related Document to which Purchaser is a party have been duly and validly executed and delivered by Purchaser and are the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)       Neither the execution and delivery by Purchaser of this Agreement and each Related Document to which Purchaser is a party, nor the performance by Purchaser of any of its obligations hereunder and thereunder, nor the completion of the Contemplated Transactions, (i) conflicts with, or results in a violation of, or causes a breach or default (with or without notice or lapse of time, or both) under, or gives rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, any term, condition or provision of (y) Purchaser’s Fundamental Documents or (z) any Contract to which Purchaser is a party or by which its assets are bound, or (ii) violates any Laws applicable to Purchaser or any of its assets.

(c)        Except as set out on Schedule 6.2, no (i) consent, (ii) approval, (iii) Order or authorization of, (iv) registration, declaration or filing with, or (v) notification to any Governmental Entity or any other third Person is required in connection with the execution and delivery by Purchaser of this Agreement or the Related Documents to which Purchaser is a party or the completion of the Contemplated Transactions.

(d)        Purchaser is its own ultimate parent entity (as defined under the HSR Act and regulations), does not have any regularly prepared balance sheet and does not satisfy any of the “size of person” jurisdictional thresholds applicable to Purchaser under the HSR Act.

6.3       Brokers.

Neither Purchaser nor any of its officers, directors, equity owners or employees nor any other Person acting on its or their behalf has employed or engaged any broker or finder, or incurred any Liability for any brokerage fees, commissions, finders’ fees or similar fees, in connection with the Contemplated Transactions. To the extent that Purchaser has incurred any Liability for any brokerage fees, commissions, finder’s fees or similar fees in connection with the Contemplated

Transactions, Purchaser will be solely responsible for the payment of those commissions or fees.

6.4       Litigation, Etc.

There are no (i) Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator naming Purchaser, in each case challenging, enjoining or seeking to prevent the performance of this Agreement or the completion of the Contemplated Transactions.

6.5       Solvency.

Immediately after giving effect to the Contemplated Transactions, Purchaser shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent of Purchaser or its Affiliates to hinder, delay or defraud either present or future creditors of Purchaser. In connection with the Contemplated Transactions, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.6       Sufficiency of Funds.

Purchaser has or will have at the Closing sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Cash Payment and complete the Contemplated Transactions.

6.7       Independent Investigation.

Purchaser has conducted its own independent investigation, review and analysis of Harris FRC and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, books and records, and other documents and data of Harris FRC for that purpose. In making its decision to enter into this Agreement and to complete the Contemplated Transactions, Purchaser has relied solely upon its own investigation and the express representations and warranties of Harris FRC set out in Article V of this Agreement (including related portions of the Schedules to this Agreement).

ARTICLE VII

CONDUCT AND TRANSACTIONS BEFORE AND AT CLOSING

7.1       Conduct of Business Prior to Closing.

From the date of this Agreement until the earlier of the termination of this Agreement and the Closing Date (the “Pre-Closing Period”), except as otherwise provided in this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed), Harris FRC shall (a) conduct the Business and maintain the Purchased Assets in the ordinary course of business, (b) maintain its corporate existence and (c) pay or perform its Liabilities when due. Without limiting the generality of the foregoing, except with the prior written consent of Purchaser, during the Pre-Closing Period, Harris FRC shall not: (i) adopt or amend any of its organizational or governance documents in any way that would reasonably be expected to delay the completion of the Contemplated Transactions; (ii) enter into any contract, agreement or arrangement materially impacting any of the Purchased Assets; (iii) amend, modify, cancel or waive any material rights under any Assigned Contract; (iv) take any action or enter into any agreement or arrangement that could alter the amount, duration or determination of any royalties or other payments due to or owed by Harris FRC in any manner that would reasonably be expected to affect the rights or obligations of Purchaser after the Closing under any Assigned Contract; (v) authorize for issuance, issue, sell or deliver any capital stock of, or other equity or voting interest in, Harris FRC, or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of capital stock of, or other equity or voting interest in, Harris FRC; or (vi) agree, whether in writing or otherwise, to do any of the foregoing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2       Access to Information.

During the Pre-Closing Period, Harris FRC shall afford, and shall cause its Representatives to afford, as applicable, to Purchaser, its Affiliates and their respective Representatives, as may be reasonably requested, access, during normal business hours or at such other times as may be agreed upon by Harris FRC and Purchaser and subject to reasonable precautions related to the COVID-19 epidemic, to (a) the personnel of Harris FRC and (b) to the extent they relate to the Purchased Assets, all of the properties, books and records, Tax Returns, work papers and other documents and information of Harris FRC, including any correspondence, communication with any Governmental Entity or regulatory or quasi regulatory authority, and to the audit work papers and other records of the independent public accountants of Harris FRC. Harris FRC shall, at Purchaser’s request, provide to Purchaser copies of all such work papers, documents and other written information.

7.3       Efforts to Complete.

Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws or this Agreement in order to timely complete the Contemplated Transactions. Without limiting the preceding sentence, each Party shall, effective as of and subject to the occurrence of the Closing, execute and deliver each agreement, certificate or other document to be executed or delivered by that Party under this Agreement at or before the Closing and cooperate in the transferring of the Transferred Intellectual Property.

7.4       Supplement to Schedules.

From time to time prior to the Closing, Harris FRC shall have the right (but not the obligation) to supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set out in Section 8.2 have been satisfied; provided, however, that if Purchaser has the right to, but does not elect to, terminate this Agreement within ten Business Days of its receipt of that Schedule Supplement, then Purchaser shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to that matter and, further, shall have irrevocably waived its right to indemnification under Section 9.1 with respect to that matter; provided, further, however, that notwithstanding the foregoing, no Schedule Supplement shall affect or limit Purchaser’s rights to indemnification under Sections 9.1(a)(ii), 9.1(a)(iii) or 9.1(a)(iv).

7.5       Exclusivity.

During the Pre-Closing Period, Harris FRC shall not, and shall direct and cause its Representatives not to, directly or indirectly: (i) solicit, encourage, initiate or otherwise facilitate any inquiries or the making of any proposal or offer with respect to or related to Another Transaction, (ii) conduct any discussions, enter into any negotiations or provide any information to any Person with respect to or related to Another Transaction, or (iii) enter into Another Transaction or any agreement, arrangement or understanding related to Another Transaction with any Person. Upon completion of the Closing, Purchaser’s rights under this Section 7.5 shall terminate and Purchaser shall be deemed to have waived any potential claims for breaches of this Section 7.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.6       Government Approvals and Consents.

Each Party shall, as promptly as possible, use its best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Entities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations under to this Agreement and the Related Documents. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

7.7       Shareholder Meeting.

As soon as practicable following the date of this Agreement (but in any event no later than 30 days following the date hereof), Harris FRC shall hold a shareholders’ meeting, duly called and convened in accordance with applicable Law and the Fundamental Documents of Harris FRC, for the purpose of approving this Agreement and the Contemplated Transactions including complying with all notice requirements to shareholders as required under applicable Law. Included in the notice to shareholders, Harris FRC shall submit to the shareholders all materials and information as is required pursuant to applicable Law. Promptly following the shareholders’ meeting, Harris FRC shall deliver a copy of the minutes of the shareholders’ meeting evidencing the Requisite

Shareholder Approval certified by the Secretary of Harris FRC.

ARTICLE VIII

CLOSING CONDITIONS

8.1       Conditions to the Obligations of Both Parties.

The obligations of each Party to complete the Contemplated Transactions are subject to the satisfaction, at or before the Closing, of the following condition, unless waived (to the extent those conditions can be waived) by the other Party:

(a)        No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and has the effect of making the Contemplated Transactions illegal or otherwise materially restraining or prohibiting completion of those transactions.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2       Conditions to the Obligations of Purchaser.

The obligations of Purchaser to complete the Contemplated Transactions are subject to the satisfaction, at or before the Closing, of the following conditions, unless waived (to the extent those conditions can be waived) by Purchaser:

(a)        Accuracy of Representations and Warranties. All representations and warranties made by Harris FRC in this Agreement and the Related Documents shall be true and correct in all material respects, except to the extent that those representations and warranties are qualified by any of the terms “material,” and “in all material respects,” “Material Adverse Change” or similar terms, in which case those representations and warranties shall be true and correct in all respects as so written, on and as of the Closing Date with the same effect as if those representations and warranties had been made at and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct in all material respects as of that date).

(b)        Performance of Covenants. Harris FRC shall have in all material respects performed and complied with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement and the Related Documents on, prior to or as of the Closing Date.

(c)        Requisite Shareholder Approval. The Requisite Shareholder Approval shall have been obtained, and the Requisite Shareholder Approval shall not have been revoked, withdrawn or amended in any way prior to the Closing.

(d)        Related Documents. At the Closing, Harris FRC shall execute and deliver (or cause such other Person to execute and deliver, as applicable) to Purchaser each of the documents listed below (collectively, the “Related Documents”):

(i)       a Bill of Sale, Assignment and Assumption Agreement substantially in the form contained in Exhibit A;

(ii)       separate assignments of Trademarks, copyrights, Know-How and regulatory approvals, substantially in the forms contained in Exhibit B;

(iii)       one or more Consulting Agreements substantially in the form contained in Exhibit C;

(iv)        a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in the form and substance required under the Treasury Regulations issued under Code §1445 stating that Harris FRC is not a “foreign person” as defined in

Code §1445, in the form contained in Exhibit D, and an IRS Form W-9; and

(v)       the Escrow Agreement.

(e)       Related Certificates. At the Closing, Harris FRC shall deliver the certificates set out below to Purchaser, executed by the Person set out below:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)             a certificate of an officer of Harris FRC dated as of the Closing Date, certifying: (A) as to the incumbency and genuineness of the signatures of the officer of Harris FRC executing this Agreement or any of the Related Documents on behalf of Harris FRC; (B) the genuineness of the resolutions (attached thereto) of Harris FRC’s Board of Directors and the majority of Harris FRC’s shareholders, duly adopted and in effect, authorizing the execution, delivery and performance of this Agreement and the Related Documents to which Harris FRC is a party and the completion of the Contemplated Transactions; and (C) the genuineness and full force and effect of the Fundamental Documents of Harris FRC (attached thereto);

(ii)            a certificate of Harris FRC dated as of the Closing Date certifying that the conditions set out in Sections 8.2(a), 8.2(b), 8.2(c) and 8.2(f) have been satisfied.

(iii)          a certificate, dated within 15 Business Days of the Closing Date, of the Treasurer of the State of New Jersey certifying as to the good standing of Harris FRC.

(f)         No Material Adverse Change. There shall not have occurred a Material Adverse Change since the date of this Agreement.

8.3       Conditions to the Obligations of Harris FRC.

The obligations of Harris FRC to complete the Contemplated Transactions are subject to the satisfaction, at or before the Closing, of the following conditions, unless waived (to the extent those conditions can be waived) by Harris FRC.

(a)         Accuracy of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement and the Related Documents shall be true and correct in all material respects, except to the extent that those representations and warranties are qualified by any of the terms “material,” and “in all material respects,” “Material Adverse Change” or similar terms, in which case those representations and warranties shall be true and correct in all respects as so written, on and as of the Closing Date with the same effect as if those representations and warranties had been made at and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct in all material respects as of that date).

(b)         Performance of Covenants. Purchaser shall have in all material respects performed and complied with all agreements, obligations and covenants required to be performed or complied with by it under this Agreement and the Related Documents on, prior to or as of the Closing Date.

(c)         Related Documents. At the Closing, Purchaser shall execute and deliver to Harris FRC each Related Document to which Purchaser is a party.

(d)         Related Certificates. At the Closing, Purchaser shall deliver the certificates set out below to Harris FRC, executed by the Person set out below:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) a certificate of an officer, general partner or similar governing person of Purchaser dated as of the Closing Date, certifying (A) as to the incumbency and genuineness of the signatures of each officer, general partner or similar governing person of Purchaser executing this Agreement or any of the Related Documents on behalf of Purchaser; and (B) the genuineness of the resolutions (attached thereto) of Purchaser’s Board of Directors or similar governing body authorizing the execution, delivery and performance of this Agreement and the Related Documents to which Purchaser is a party and the completion of the transactions contemplated hereby and thereby; and

(ii) a certificate of the Delaware Secretary of State certifying as to the good standing of Purchaser.

(iii) a certificate of Purchaser dated as of the Closing Date certifying that the conditions set out in Sections 8.3(a) and 8.3(b) have been satisfied.

ARTICLE IX

INDEMNIFICATION

9.1       Indemnification Generally; Etc.

(a)           Subject to the further terms of this Article IX, the Harris FRC Indemnifying Persons shall indemnify and reimburse the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from, relating to or in connection with any of the following:

(i)        the inaccuracy or breach of any representation or warranty of Harris FRC contained in this Agreement or in any Related Document to which Harris FRC is a party;

(ii)         the breach of any agreement or covenant of Harris FRC contained in this Agreement or in any Related Document to which Harris FRC is a party;

(iii)       the Excluded Liabilities; and

(iv)	the Shareholder Claims.

(b)           Subject to the further terms of this Article IX, the Purchaser Indemnifying Persons shall indemnify and reimburse the Harris FRC Indemnified Persons for, and hold each of them harmless from and against, any and all Harris FRC Losses arising from, relating to or in connection with any of the following:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	the inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement or in any Related Document to which Purchaser is a party;

(ii)	the breach of any agreement or covenant of Purchaser contained in this Agreement or in any Related Document to which Purchaser is a party; and

(iii)	the Assumed Liabilities.

9.2	Assertion of Claims.

No claim shall be brought under Section 9.1 unless the Indemnified Persons, or any of them, at any time before the applicable Survival Date, give the Indemnifying Persons (i) written notice of the existence of that claim, specifying the nature and basis of that claim and the amount of Losses relating thereto, to the extent known, or (ii) written notice under Section 9.3 of any third Person claim, the existence of which might give rise to such a claim. No delay in or failure to give such notice or the giving of an incomplete or inaccurate notice shall adversely affect any of the other rights or remedies which the Indemnified Person has under this Agreement, or alter or relieve any Indemnifying Person of its obligation to indemnify the Indemnified Person, except and only to the extent that such delay or failure results in actual and material prejudice to the Indemnifying Person; provided; however, that the foregoing shall in no way serve to extend or otherwise lengthen the survival of representations and warranties in accordance with Section 9.4 or the applicable time limits on making an indemnification claim under this Article IX. Upon the giving of written notice of an indemnification claim in accordance with the preceding provisions of this Section 9.2 or Section 9.3, the Indemnified Persons’ rights under Section 9.1 with respect to that indemnification claim shall survive the Survival Date until that indemnification claim is finally determined, and the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 9.1.

9.3	Notice and Defense of Third Person Claims.

The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third Persons (each, a “Third Person Claim”) shall be subject to the following terms and conditions:

(a)     An Indemnified Person shall promptly give written notice to the Indemnifying Persons of any Third Person Claim that might give rise to any Losses by the Indemnified Persons, stating the nature and basis of that Third Person Claim, and the amount of Losses related thereto to the extent known; provided, however, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Person is prejudiced by the delay. That notice shall be accompanied by copies of all relevant documentation with respect to the Third Person Claim, including any summons, complaint or other pleading which may have been served, any written demand or any other related document or instrument.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)     If the Indemnifying Persons acknowledge in a writing (in form and substance reasonably satisfactory to the Indemnified Persons) delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with a Third Person Claim that is not a Shareholder/Purchaser Claim, then the Indemnifying Persons shall have the right to assume the defense of that Third Person Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, that, the Indemnifying Person may only assume the defense of a Third Person Claim if (i) the defense of that Third Person Claim by the Indemnifying Person does not, and would not reasonably be likely to, result in a Material Adverse Change on the business of the Indemnified Person (including the Business) and (ii) the Indemnifying Person has sufficient financial resources to satisfy the amount of any adverse monetary judgment that is reasonably likely to result. “Shareholder/Purchaser Claim” means a Shareholder Claim asserted against any Purchaser Indemnified Person. This Section 9.3(b) and Sections 9.3(c)–(d) shall not apply to Shareholder/Purchaser Claims, which shall instead be covered by Sections 9.3(a) and (e)–(g).

(c)     If the Indemnifying Persons assume the defense of a Third Person Claim, the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof, but the Indemnified Persons shall nevertheless be entitled to participate in that defense with their own counsel and at their own expense. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Person Claim by giving the written acknowledgement referred to in Section 9.3(b), the Indemnified Persons may defend the Third Person Claim and seek indemnity from the Indemnifying Persons for Litigation Expenses incurred in connection with that defense.

(d)     If the Indemnifying Persons exercise their right to assume the defense of a Third Person Claim, they shall not make any settlement of any claims without the prior written consent of the Indemnified Persons, which consent shall not be unreasonably withheld; provided, however, that if the Indemnifying Persons (i) propose the settlement of any Third Person Claim on terms that require the payment of money only and include a full and unconditional release of the Indemnified Persons in connection with that Third Person Claim and (ii) demonstrate to the reasonable satisfaction of the Indemnified Persons that the Indemnifying Persons are able to pay the required amount of money, and the Indemnified Persons do not consent thereto within 20 days after the receipt of written notice thereof, any Losses incurred by the Indemnified Persons in excess of that proposed settlement shall be at the sole expense of the Indemnified Persons.

(e)     The Purchaser Indemnified Persons shall diligently and reasonably defend each Shareholder/Purchaser Claim with reasonable, qualified counsel selected by the Purchaser Indemnified Persons, and the reasonable fees and expenses of that counsel and any other Litigation Expenses incurred by the Purchaser Indemnified Persons (including pursuant to Section 9.3(g)) in connection with a Shareholder/Purchaser Claim, whether during the defense of a Shareholder/Purchaser Claim or thereafter, shall be indemnifiable Losses under Section 9.1(a)(iv).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)     The Purchaser Indemnified Persons shall not settle any Shareholder/Purchaser Claim without the prior written consent of Harris FRC, which shall not be unreasonably withheld (it being understood that withholding consent on any settlement that does not (i) involve the release of money from the Escrow Account or (ii) require any obligations on Harris FRC shall be deemed unreasonable), except that the Purchaser Indemnified Persons may enter into a Qualifying Unilateral Settlement in their sole discretion, without the consent of Harris FRC, in which case the Purchaser Indemnifying Persons shall not be entitled to, and shall be deemed to have irrevocably waived and released, any and all right to indemnification under this Article IX and any and all other remedies that the Purchaser Indemnifying Persons, or any of them, may have against the Harris FRC Indemnifying Persons, or any of them, solely in connection with (i) that Qualifying Unilateral Settlement, including the amount paid in that Qualifying Unilateral Settlement, or (ii) any subsequent Losses solely in connection with that Shareholder/Purchaser Claim. A “Qualifying Unilateral Settlement” means a settlement of a Shareholder/Purchaser Claim that finally resolves that Shareholder/Purchaser Claim by a payment of money only, at the sole expense of the Purchaser Indemnified Persons, in exchange for a full and unconditional release of the Purchaser Indemnified Persons in that Shareholder/Purchaser Claim. For the avoidance of doubt, entry into a Qualifying Unilateral Settlement shall not otherwise release the Harris FRC Indemnifying Persons, or any of them, from their obligation to indemnify the Purchaser Indemnified Parties under this Article IX.

(g)     The Purchaser Indemnified Persons and Harris FRC shall consult and cooperate reasonably with one another in connection with the defense of any Shareholder/Purchaser Claim, including considering in good faith the views of one another concerning strategy in that defense and material submissions (including memoranda, briefs and arguments), negotiations (including settlement negotiations) and other material actions in connection with that defense, and reasonably exchanging information in connection with that defense, subject to appropriate confidentiality protections. However, (i) nothing in this Section 9.3(g) shall be deemed to be a waiver of any legal privilege of any Person or require any Person to take any action that would result in any such waiver, and (ii) the Purchaser Indemnified Persons shall remain in ultimate control of the defense of any Shareholder/Purchaser Claim, subject to the limitations set out in Sections 9.3(e) and (f).

9.4	Survival of Representations and Warranties and Covenants.

(a)     The representations and warranties (other than Fundamental Representations) of Harris FRC contained in this Agreement or in any certificate delivered in connection with this Agreement shall survive the Closing until 12 months after the Closing Date, at which time they shall terminate, provided that the Fundamental Representations shall survive the Closing until 60 days after the expiration of the applicable statute of limitations, at which time they shall terminate. The covenants and other agreements of Harris FRC in this Agreement shall survive the Closing Date until fully performed or satisfied or until they terminate in accordance with their own terms.

(b)     The representations and warranties of Purchaser contained in this Agreement or in any certificate delivered in connection with this Agreement shall survive the Closing Date and shall terminate 12 months after the Closing Date, provided that the representations and warranties of Purchaser contained in Sections 6.1, 6.2 and 6.3 shall survive the Closing until 60 days after the expiration of the applicable statute of limitations. The covenants and other agreements of Purchaser contained in this Agreement shall survive the Closing Date until fully performed or satisfied or until they terminate in accordance with their own terms.

(c)     For convenience of reference, the date upon which any representation, warranty, covenant or agreement contained herein shall terminate, if any, is referred to herein as the “Survival Date.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5	Limitations on Indemnification.

(a)       Indemnity Limitations for Harris FRC Indemnifying Persons. Except in the

case of Fraud:

(i)     the Purchaser Indemnified Persons shall not have the right to be indemnified under Section 9.1(a)(i), except for any inaccuracy or breach of Fundamental Representations, unless and until the Purchaser Indemnified Persons (or any of them) incur on a cumulative basis aggregate Purchaser Losses in an amount exceeding [*]  (the “Threshold”), in which case the Purchaser Indemnified Persons’ right to be" indemnified shall apply from the first dollar of those Purchaser Losses; and

(ii)     the sum of all Purchaser Losses for which indemnification is payable by the Harris FRC Indemnifying Persons under Section 9.1(a) shall not exceed [*] (the “Cap”), except for Shareholder Claims, Excluded Liabilities and claims for inaccuracy or breach of Fundamental Representations, for which the sum of all Purchaser Losses for which indemnification is payable by the Harris FRC Indemnifying Persons under Section 9.1(a) shall not exceed the amount of the Cash Payment.

(b)        Indemnity Limitations for the Purchaser Indemnifying Persons. Except in the case of Fraud:

(i)      the Harris FRC Indemnified Persons shall not have the right to be indemnified under Section 9.1(b)(i) unless and until the Harris FRC Indemnified Persons (or any of them) incur on a cumulative basis aggregate Harris FRC Losses in an amount exceeding the Threshold, in which case the Harris FRC Indemnified Persons’ right to be indemnified shall apply from the first dollar of those Harris FRC Losses; and

(ii)      the sum of all Harris FRC Losses for which indemnification is payable by the Purchaser Indemnifying Persons under Section 9.1(b) shall not exceed the Cap.

(c)       DAMAGES LIMITATION. IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, UNDER THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, FOR PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, OR DIMINUTION OF VALUE OR ANY DAMAGES BASED ON ANY TYPE OF MULTIPLE, EXCEPT, IN EACH CASE, (i) IN THE EVENT OF FRAUD, (ii) TO THE EXTENT THAT AN INDEMNIFIED PERSON IS REQUIRED TO PAY THOSE DAMAGES OR OTHER ITEMS TO A THIRD PERSON IN CONNECTION WITH A MATTER FOR WHICH THAT INDEMNIFIED PERSON IS ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE IX; OR (III) THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT THE PURCHASER’S RIGHT TO RECOVER FOR THE LOSS OF FUTURE ROYALTY PAYMENTS DUE UNDER ASSIGNED CONTRACTS THAT ARE REASONABLY FORSEEABLE AND DETERMINABLE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)     Duty to Mitigate. Each Indemnified Person shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent reasonably necessary to remedy the breach that gives rise to that Loss.

(e)     Exclusive Remedy. Except in the case of Fraud and to remedies to which a Party is entitled under Section 12.8, the rights and remedies provided for in this Article IX shall be the sole and exclusive remedies of the Indemnified Persons with respect to any matter arising under or related to this Agreement or the Contemplated Transactions.

9.6      [*]

[*]

ARTICLE X

POST-CLOSING COVENANTS

10.1	Transfer of Purchased Assets.

Harris FRC shall cooperate with Purchaser to facilitate the efficient and expeditious transfer to Purchaser of the Purchased Assets.

10.2       Publicity.

Purchaser and its Affiliates may in their discretion issue press releases and otherwise make public announcements related to this Agreement and the Contemplated Transaction. Harris FRC shall not, and shall cause its Affiliates not to, issue any press release or make any other public announcement, written or oral, related to this Agreement or the Contemplated Transactions without Purchaser’s prior written consent.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3       Confidentiality.

The Confidentiality Agreement dated as of January 3, 2020 (the “Confidentiality Agreement”), between Purchaser and Harris FRC, shall remain in full force and effect in accordance with its terms. All information disclosed or made available by a Party to the other Party before or after the Closing Date shall be subject to the terms of the Confidentiality Agreement, provided, however, that from and after the Closing, all confidential information (which is defined as “Confidential Information” under the Confidentiality Agreement) included in the Purchased Assets shall be treated as Confidential Information of Purchaser.

10.4       Consulting Agreement.

From and after the Closing, Harris FRC shall, or, if Harris FRC is not a party to the Consulting Agreement(s), shall cause the parties to the Consulting Agreements (other than Purchaser or its Affiliates) to, comply with the terms and conditions of the Consulting Agreement(s), including by providing the Services (as defined therein) in accordance with the terms thereof during the Consulting Period (as defined therein); provided, that, Harris FRC shall have no Liability to Purchaser or its Affiliates for a Person’s failure to so comply in the event that such failure is a result of such Person’s death or disability.

ARTICLE XI

TERMINATION

11.1       Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)	by the mutual consent of Harris FRC and Purchaser;

(b)          by Purchaser, if a breach of any representation or warranty or failure to perform any covenant or agreement, in each case on the part of Harris FRC, set out in this Agreement, occurs that would cause the condition set out in Sections 8.2(a) or 8.2(b) not to be satisfied, and that breach is incapable of being cured or is not cured by September 1, 2020 (the “Long-Stop Date”);

(c)           by Harris FRC, if a breach of any representation or warranty or failure to perform any covenant or agreement, in each case on the part of Purchaser, set out in this Agreement, occurs that would cause the condition set out in Sections 8.3(a) or 8.3(b) not to be satisfied, and that breach is incapable of being cured or is not cured by the Long-Stop Date;

(d)           by either Purchaser or Harris FRC if:

(i)        any permanent injunction or other Order of a Governmental Entity preventing the Closing becomes final and non-appealable; or

(ii)       the Closing is not completed on or before the Long-Stop Date;

provided, however, that (A) Purchaser shall not be entitled to terminate this Agreement under Section 11.1(b) or 11.1(d)(ii) if its breach of this Agreement has been the cause of or resulted in the failure of the condition to be satisfied, and (B) Harris FRC shall not be entitled to terminate this Agreement under Section 11.1(c) or 11.1(d)(ii) if its breach of this Agreement has been the cause of or resulted in the failure of the condition to be satisfied.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2       Termination Procedures.

Any termination under Section 11.1(a) shall be effected by a written instrument signed by Purchaser and Harris FRC, and any other termination under Section 11.1 shall be effected by written notice from the Party so terminating to the other Party, which notice shall specify the Section of this Agreement under which this Agreement is being terminated.

11.3       Effect of Termination.

If this Agreement is terminated as provided in Section 11.1, this Agreement shall immediately become null and void and of no further force or effect, except (a) for this Section 11.3 and Article XII, each of which shall survive the termination of this Agreement; provided, however, the Confidentiality Agreement shall survive, and (b) that nothing herein shall relieve any Party from liability for Fraud or intentional breach of any provision of this Agreement.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1       No Third Party Beneficiaries.

This Agreement and the Contemplated Transactions shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

12.2       Entire Agreement.

This Agreement and the Related Documents (including the schedules and the exhibits attached hereto) contain all of the agreements between the Parties or their Affiliates with respect to the Contemplated Transactions and supersede all prior agreements or understandings, whether written or oral, between the Parties or their Affiliates with respect thereto, including the Summary of Terms and Conditions, dated March 17, 2020, between Healthcare Royalty Management, LLC and Harris FRC.

12.3       Successors and Assigns.

All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that prior to the Closing, Purchaser may assign this Agreement to an Affiliate of Purchaser or to RCT (or an Affiliate of RCT), and from and after the Closing, Purchaser may assign any of its rights and obligations under this Agreement or any Related Document without restriction.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.4       Amendment; Waiver.

This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each Party. No obligation of Harris FRC to Purchaser shall be waived except by means of a writing signed by Purchaser, and no obligation of Purchaser to Harris FRC shall be waived except by means of a writing signed by Harris FRC. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.5       Fees and Expenses.

Subject to Article IX and except as otherwise set out in this Agreement, each Party shall bear its own fees and expenses incurred in connection with this Agreement and the Related Documents and the completion of the Contemplated Transactions, including the legal, accounting and due diligence fees, costs and expenses incurred by that Party. The Escrow Agent’s fees shall be paid one-half by Harris FRC and one-half by Purchaser. The Expense Reimbursement Amount shall be paid by Harris FRC to Purchaser (a) if the Closing occurs, as a reduction to the Purchase Price in accordance with Section 3.1, or (b) if this Agreement is terminated (other than under Section 11.1(c)), by wire transfer of immediately available United States dollars to an account designated by Purchaser within five Business Days after that termination.

12.6       Notices.

All notices, amendments, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent by e-mail, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Purchaser, to:

c/o HealthCare Royalty Partners IV, LP

300 Atlantic Street, Suite 600

Stamford, CT 06901

Attention:     Clarke B. Futch

Telephone:   (203) 487-8301

E-mail:         clarke.futch@hcroyalty.com

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention:     Andrew R. Mariniello

Telephone:   (215) 963-4947

E-mail:          andrew.mariniello@morganlewis.com

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	if to Harris FRC to:

Harris FRC Corporation

1715 Route 35, Suite 304

Middletown, New Jersey 07748

Attention:     Paul M. Petigrow, Vice President

Telephone:   (732) 739-2018

E-mail:           ppetigrow@harrisfrc.com

with a copy to:

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005-2072

Attention:     Keith Nowak, Esq.

John M. Griem, Esq.

Bryan J. Hall, Esq.

  Telephone:    (212) 732-3200

  E-mail:          nowak@clm.com

greim@clm.com

hall@clm.com

All notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by e-mail, on the date of delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized overnight courier, on the Business Day delivered, and (iii) in the case of mailing, on the 5 th Business Day following mailing.

12.7       Governing Law; Jurisdiction and Venue; Waiver of Jury Trial.

(a)           All questions concerning the construction, interpretation and validity of this Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York, without giving effect to any choice or conflict of Law provision or rule, whether in the State of New York or any other jurisdiction, that would cause the Laws of any jurisdiction other than the State of New York to apply. In furtherance of the foregoing, the internal Law of the State of New York shall control the interpretation and construction of this Agreement, even if under the State of New York’s choice of Law or conflict of Law analysis, the substantive Law of some other jurisdiction would ordinarily or necessarily apply.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)             THE NEW YORK STATE AND UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY OTHER COURT IN ANY OTHER JURISDICTION IN WHICH AN ACTION IS BROUGHT AGAINST A PARTY TO THIS AGREEMENT BY A THIRD PERSON ASSERTING A CLAIM AGAINST WHICH THE DEFENDANT IS ENTITLED UNDER THIS AGREEMENT TO BE INDEMNIFIED, SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE DOCUMENTS RELATED HERETO, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE OR UNITED STATES FEDERAL COURT OR SUCH OTHER COURT AS IS PROVIDED FOR IN THE PRECEDING SENTENCE AND THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SERVICE OF ANY PROCESS OR OTHER DOCUMENT BY REGISTERED MAIL OR NATIONALLY RECOGNIZED OVERNIGHT DELIVERY SERVICE TO THE ADDRESS FOR THE PARTY RECEIVING THAT SERVICE SET OUT IN THIS AGREEMENT, OR SUCH OTHER ADDRESS AS THAT PARTY MAY SPECIFY IN WRITING TO THE OTHER PARTY FROM TIME TO TIME, SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)            EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE DOCUMENTS RELATED HERETO IN ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK OR SUCH OTHER COURT AS IS PROVIDED FOR IN THE IMMEDIATELY PRECEDING PARAGRAPH. EACH PARTY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX BUSINESS TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WANT APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING THOSE APPLICABLE LAWS. ACCORDINGLY, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH THAT LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.8       Specific Performance.

Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

12.9       Interpretation; Construction.

(a)           “Agreement” means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” or “include” means “including, without limitation” or “include, without limitation.” The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto,” “hereinafter,” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean those provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

(b)            Where specific language is used to clarify by example a general statement contained herein, that specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.10      Incorporation of Exhibits, Schedules and Annexes.

The Exhibits, Schedules and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

12.11     Independence of Covenants and Representations and Warranties.

All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that that action or condition is permitted by another covenant shall not affect the occurrence of that default, unless expressly permitted under an exception to that initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

12.12     Severability.

The Parties want the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, that provision, as to that jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction. Notwithstanding the foregoing, if that provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in that jurisdiction, it shall, as to that jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

12.13     Counterparts; Electronic Signatures.

This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Electronic counterpart signatures to this Agreement shall be deemed to be original and shall be acceptable and binding.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.14     Conflict Waiver.

Following consummation of the Contemplated Transactions, Carter Ledyard & Milburn LLP (including John M. Griem, Jr.) (“CLM”) may serve as counsel to Purchaser or its Affiliates, notwithstanding CLM’s representation of Harris FRC in connection with matters relating to the Contemplated Transactions or any continued representation by CLM of Harris FRC following the Closing, including in the event of a dispute between the Parties following the Closing. Each of the Parties consents to such representation by CLM of Purchaser or its Affiliates and waives any conflict of interest arising therefrom.

*       *        *

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

PURCHASER:

HARRIS FRC ACQUISITION, LP
By:	Harris FRC Acquisition GP, LLC, its General Partner

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Managing Partner

HARRIS FRC:

HARRIS FRC CORPORATION

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

PURCHASER:

HARRIS FRC ACQUISITION, LP
By:	Harris FRC Acquisition GP, LLC, its General Partner

By:
Name:
Title:

HARRIS FRC:

HARRIS FRC CORPORATION

By:	/s/ Mary Ellen Harris
Name:	Mary Ellen Harris
Title:	President

[Signature Page to Asset Purchase Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX I

CERTAIN DEFINITIONS

“Affiliate” means, with respect to any Person (i) a director, officer or 5% or greater shareholder of that Person, (ii) a spouse, parent, sibling or descendant of that Person (or spouse, parent, sibling or descendant of any director or executive officer of that Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, that Person.

“Another Transaction” means the sale of any Purchased Assets or other material assets of Harris FRC or the sale or issuance, directly or indirectly by merger, consolidation or otherwise, of the majority of the outstanding common stock of Harris FRC.

“Business” business of maintaining and protecting the Transferred Intellectual Property and other rights relating to the Product, collecting distributions and royalties relating to sales of the Product and complying with and enforcing its rights under the Assigned Contracts.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Related Documents.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, whether written or oral.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Employee Benefit Plan” means (i) any tax qualified or non-qualified Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan or Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, welfare benefit, fringe benefit, compensation, deferred compensation, incentive, profit sharing, bonus, disability, medical, hospitalization, dental, life or other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, severance, change of control, parachute, stock option, stock purchase or other plan, program or arrangement, whether oral or written, whether or not subject to ERISA and whether or not funded.

“Encumbrances” means any security interests, mortgages, deeds of trust, liens, pledges, charges, claims, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal, grants of power to confess judgment, conditional sales and title retention agreements (including any lease in the nature thereof) and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex I-1

“Environmental, Health and Safety Laws” means all Laws, Permits and Contracts with Governmental Entities relating to or addressing pollution or protection of the environment or natural resources, releases of Hazardous Materials, public health and safety or employee health and safety, including the Solid Waste Disposal Act, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, as amended, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. §11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. §9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. §1804 et seq., the Occupational Safety and Health Act of 1970, as amended, the regulations promulgated thereunder, and any similar Laws and other requirements having the force or effect of Law, and all Orders issued or promulgated thereunder, and all related common law theories, provided, however, that Environmental, Health and Safety Laws shall not include the Food, Drug and Cosmetic Act, 21 U.S.C. §321 et. seq. or any Laws, rules and regulations administered or issued by the FDA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with Harris FRC, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Harris FRC is or has been a general partner.

“Escrow Amount” means [*].

“Escrow Agent” means Citizens Bank, National Association.

“Escrow Agreement” means the Escrow Agreement by and among Harris FRC, Purchaser and Escrow Agent.

“Expense Reimbursement Amount” means an amount equal to Purchaser’s documented out-of-pocket legal, accounting and due diligence fees, costs and expenses payable to third parties in connection with this Agreement and the Contemplated Transactions up to a maximum amount of [*].

“FDA” means the U.S. Food and Drug Administration.

“Fraud” means a claim for common law fraud with a specific intent to deceive based on a representation contained in this Agreement that meets the following criteria: (a) at the time that representation was made, (i) that representation was materially inaccurate, (ii) the party making that representation had actual knowledge of the material inaccuracy of that representation, (iii) the party making that representation had the specific intent to deceive the other party, and (b) the other party acted in reliance on that inaccurate representation and suffered financial injury or Loss as a result of that material inaccuracy.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex I-2

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Fundamental Documents” of a corporation are its certificate of incorporation and by-laws.

“Fundamental Representations” means the representations and warranties of Harris FRC set out in Sections 5.1, 5.2, 5.3, 5.8 and 5.9.

“GAAP” means United States generally accepted accounting principles as consistently applied by Purchaser.

“Governmental Entity” means any federal, state, local or foreign government or quasi-governmental or regulatory body thereof, or any political subdivision, court, tribunal, arbitral body (or any department, bureau or division thereof), administrative agency, commission or department or other governmental authority or instrumentality.

“Harris FRC Indemnified Persons” means Harris FRC and its Affiliates, successors and assigns and the officers, directors and employees of each of the foregoing.

“Harris FRC Indemnifying Persons” means Harris FRC and its successors and assigns.

“Harris FRC Losses” means any and all Losses sustained, suffered or incurred by any Harris FRC Indemnified Person.

“Hazardous Materials” means any hazardous or toxic chemicals, materials or substances, pollutants, contaminants or crude oil or any fraction thereof (including as those terms are defined under any Environmental, Health and Safety Law).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Persons” means and includes the Harris FRC Indemnified Persons or the Purchaser Indemnified Persons, as the case may be.

“Indemnifying Persons” means and includes the Harris FRC Indemnifying Persons or the Purchaser Indemnifying Persons, as the case may be.

“Intellectual Property Rights” means all intellectual property rights including all Patents, Trademarks, Trade Names, domain names, websites, internet addresses and applications for any of the foregoing, copyrights, copyright rights, Know-How, computer software, confidential information, franchises, licenses, inventions, marketing materials and other intellectual property, and all documentation and media constituting, describing or relating to the foregoing, including software, manuals, memoranda and records of a Person.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex I-3

“Know-How” means all know-how, technology, techniques, processes, methods and other trade secrets and confidential information, including invention records, research records and reports, development reports, experimental and other engineering reports, formulae, business methods, product designs, specifications, quality control procedures, gauging and measuring procedures, and manufacturing, engineering and other drawings, photographs, data and documentation.

“Knowledge” of any Person means the actual knowledge of that Person after due inquiry. When used in the case of Harris FRC, the term “Knowledge” means the Knowledge of Mary Ellen Harris, Paul M. Petigrow and Charles Grinnell. When used in the case of Purchaser, the term “Knowledge” means the actual knowledge of Clarke B. Futch and Anthony G. Rapsomanikis.

“Law” means any law (including common law), statute, constitution, treaty, ordinance, code, rule, official administrative pronouncement, directive, regulation, guideline or Order of any Governmental Entity.

“Liability” means any liability, commitment or obligation of any nature whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Litigation Expense” means any expenses incurred in connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against under Article IX, including court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals.

“Losses” means any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ and other professionals’ fees and Litigation Expenses), assessments, and Taxes arising from or in connection with any matter that is the subject of indemnification under Article IX net of any amounts recovered by the Indemnified Persons under insurance policies with respect to that Loss.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex I-4

“Material Adverse Change” means any event, occurrence, fact, condition or change that is, individually or in the aggregate with all other events, occurrences, facts, conditions or changes, materially adverse to the Business, results of operations, financial condition or assets of Harris FRC (or other Person, as applicable), taken as a whole, except that none of the following events, occurrences, facts, conditions or changes shall be deemed to constitute, or contribute to, a “Material Adverse Change”: (a) any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries related to the Purchased Assets; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted to be taken by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any matter of which Purchaser has Knowledge on the date of this Agreement; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (ix) any natural or man-made disaster or acts of God; or (b) any failure by the Harris FRC to meet any internal or published projections, forecasts or revenue or earnings predictions (but the underlying causes of those failures (subject to the other provisions of this definition) shall not be excluded).

“Orders” means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

“Patents” means all pending, abandoned, expired, completed and issued U.S. and foreign patents and applications therefor, including all reissues, re-examinations, divisions, continuations, continuations-in-part and extensions thereof, foreign equivalents thereto and provisional and non-provisional applications, including Patent Cooperation Treaty (PCT) and regional patent applications, and all patents issued on those applications.

“Permits” means all permits, licenses, authorizations, licenses, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

“Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable and (ii) mechanic’s, materialman’s, supplier’s, vendor’s or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity including a Governmental Entity.

“Proceedings” means actions, suits, claims, litigations, hearings, complaints, grievances, inquiries, audits, examinations, investigations or legal or administrative or arbitration proceedings.

“Purchaser Indemnified Persons” means Purchaser, its Affiliates, successors and assigns, and the Representatives of each of the foregoing.

“Purchaser Indemnifying Persons” means Purchaser and its successors and assigns.

“Purchaser Losses” means any and all Losses sustained, suffered or incurred by any Purchaser Indemnified Person.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex I-5

“Representatives” means officers, directors, employees, agents, attorneys, accountants and financial advisors of Purchaser or Harris FRC, as the case may be.

“Requisite Shareholder Approval” means the approval and authorization of this Agreement and the Contemplated Transactions by the requisite shareholders of Harris FRC in accordance with the Fundamental Documents of Harris FRC and applicable Law.

“Shareholder Claims” means any and all Proceedings brought against Harris FRC or its Affiliates (or the Purchaser or its Affiliates) by any of its current or former equity holders (whether actual or purported) or any of their Affiliates, or any other Person seeking to assert, or based upon, ownership or rights to ownership of, or to compensation with respect to, or arising under, any equity securities of Harris FRC, the Business or the Purchased Assets, whether prior to or following the date of this Agreement or the Closing.

“Tax” or “Taxes” means (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, escheat, unclaimed property, estimated, consumption, value added, documentary, transfer, capital, goods and services, business, sales, use, ad valorem, transfer, franchise, license, withholding (including backup withholding), payroll, employment, excise, environmental (including taxes under Code Section 59A), social security, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any Taxing Authority (domestic or foreign) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) or successor of another Person, (B) being a member of an affiliated, combined, consolidated unitary or similar group or (C) a contractual arrangement or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or other document or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule, annex, supplement or attachment thereto, and including any amendment of any of the foregoing.

“Taxing Authority” means any Governmental Entity that has the authority to determine the amount of or collect any Taxes.

“Trademarks” means all pending, expired, abandoned, registered, unregistered, and common law U.S. and foreign trademark applications and trademarks, service mark applications and service marks, designs, logos, and trade dress, including the goodwill related to the foregoing, and all federal and state registrations thereof, and all trademarks and service marks issued on those applications.

“Trade Names” means (i) names, (ii) brand names, (iii) business names and (iv) logos and all other names and slogans.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex I-6

SCHEDULE 1.1(F)

LITIGATION AGREEMENTS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.1(G)

ASSIGNED TRADEMARKS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 3.2

REVENUE BY COUNTRY

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.1

Foreign Qualification

New Jersey, state of incorporation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.2(c)

Harris FRC Authority; Noncontravention; Consents

The Contemplated Transactions must be approved by the board of directors and a majority of the shareholders of Harris FRC.

Second Amended and Restated License Agreement, dated December 17, 2010, between Harris FRC and Research Corporation Technologies, Inc.

•      Written notice must be given to RCT prior to assignment (Section 7.18).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.2(D)

CAPITALIZATION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.4(A)

INTELLECTUAL PROPERTY MATTERS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.4(b)

Intellectual Property Protections

See Schedule 1.1(g).

Harris FRC is periodically notified by UCB of necessary renewal filings related to the Transferred Intellectual Property and executes necessary documentation as requested. UCB is responsible for the registration, maintenance and renewal of the Assigned Trademarks.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.5(a)

Agreements

None.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.5(B)

NO DEFAULTS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.5(C)

ROYALTIES

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.5(D)

CORRESPONDENCE, REPORTS, NOTICES, ETC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.5(E)

ROYALTIES, ETC., RECEIVED AND PAID

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.6

LITIGATION, ETC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.8

Taxes.

None.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.9

Brokers.

Harris FRC has engaged Imperial Capital, LLC as the exclusive financial adviser to Harris FRC in connection with the Contemplated Transactions.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.11

Absence of Changes.

See Schedule 5.9. At Harris FRC’s request, Imperial Capital, LLC conducted an auction process for the Business, which has culminated in the Contemplated Transactions.

In response to the COVID-19 pandemic, New Jersey Governor Philip D. Murphy has enacted executive orders directing residents to stay at home and limiting the operation of nonessential business. To comply with the executive orders and help ensure the health and safety of its employees, beginning in March 2020, Harris FRC has caused its employees to work from home. Remote working is a departure from Harris FRC’s past practice and has mainly affected administrative work requiring a physical presence in the Harris FRC office.

The COVID-19 pandemic appears to have affected prescribing and dispensing patterns for VIMPAT, including an acceleration of VIMPAT prescribing and dispensing around the end of Q1 2020 and a slowdown in VIMPAT prescribing and dispensing around the beginning of Q2 2020. Disruptions to the health care system as a result of government restrictions and an overload of COVID-19 patients appear to have caused a slowdown in new patients starting on VIMPAT, perhaps as a result of difficulties in completing the required diagnostic work. Increased unemployment as a result of COVID-19-related economic disruptions, which can result in loss of health insurance and economic constraints for current and prospective VIMPAT patients, may adversely affect VIMPAT sales.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.14(A)

BUSINESS EMPLOYEES

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5.14(b)

Employee Benefit Plans.

•      Health Insurance: Horizon Direct Access Platinum Plan

•      Dental and Vision Insurance: Guardian DentalGuard/Vision

•      Harris FRC Corporation 401K Plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 6.2

Purchaser Authority; Noncontravention; Consents.

None.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.